SECURITY AGREEMENT

This Security Agreement, dated as of July 29, 2016 (the “Agreement”) is made by and among VPR Brands, L.P., a limited partnership duly organized and validly existing under the laws of Delaware (the “Company”), and Vapor Corp., a corporation duly organized and validly existing under the laws of Delaware (“Secured Party”).

WHEREAS, the Company and the Secured Party entered into an Asset Purchase Agreement on July 29, 2016 (the “Purchase Agreement”), which includes the terms and conditions pursuant to which the Secured Party would provide approximately [$870,000.00] to the Company in exchange for certain assets of the Company and other consideration; and

WHEREAS, the Company has executed and delivered a Secured Promissory Note and an Acquisition Note, both of even date herewith (the “Notes”) substantially in the forms attached hereto as Composite Exhibit A that grants a first priority security interest in all assets of the Company to Secured Party.

NOW THEREFORE, in order to induce the Secured Party to enter into the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Each capitalized term used herein and not otherwise defined shall have the meaning assigned to such term in the Notes or the Purchase Agreement. In addition, as used herein:

“Accounts” shall have the meaning ascribed thereto in Section 3(a) hereof.

“Business” shall mean the businesses from time to time, now or hereafter, conducted by the Company and its Subsidiaries, when formed.

“Collateral” shall have the meaning ascribed thereto in Section 3 hereof.

“Copyright Collateral” shall mean all Copyrights, whether now owned or hereafter acquired by the Company that are associated with the Business.

“Copyrights” shall mean all copyrights, copyright registrations, and applications for copyright registrations, including, without limitation, all renewals and extensions thereof, the right to recover for all past, present and future infringements thereof, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Documents” shall have the meaning ascribed thereto in Section 3(g) hereof.

“Equipment” shall have the meaning ascribed thereto in Section 3(e) hereof.

“Event of Default” shall have the meaning ascribed thereto in Section 3 of the Notes.

“Excluded Collateral” shall mean the assets of the Company which secure the Permitted Indebtedness and the assets listed on Annex 1 hereto.

“Instruments” shall have the meaning ascribed thereto in Section 3(b) hereof.

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“Intellectual Property” shall mean, collectively, all Copyright Collateral, all Patent Collateral and all Trademark Collateral, together with (a) all inventions, processes, production methods, proprietary information, know-how and trade secrets used or useful in the Business; (b) all licenses or user or other agreements granted to the Company with respect to any of the foregoing, in each case whether now or hereafter owned or used including, without limitation, the licenses or other agreements with respect to the Copyright Collateral, the Patent Collateral or the Trademark Collateral; (c) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, manuals, materials standards, processing standards, catalogs, computer and automatic machinery software and programs, and the like pertaining to the operation by the Company of the Business; (d) all sales data and other information relating to sales now or hereafter collected and/or maintained by the Company that pertain to the Business; (e) all accounting information which pertains to the Business and all media in which or on which any of the information or knowledge or data or records which pertain to the Business may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (f) all licenses, consents, permits, variances, certifications and approvals of governmental agencies now or hereafter held by the Company pertaining to the operation by the Company and its Subsidiaries of the Business; and (g) all causes of action, claims and warranties now or hereafter owned or acquired by the Company in respect of any of the items listed above.

“Inventory” shall have the meaning ascribed thereto in Section 3(c) hereof.

“Notes” shall mean that certain Secured Promissory Note and that certain Acquisition Note, both of even date herewith, executed and delivered by the Company to Secured Party, substantially in the forms attached hereto as Composite Exhibit A that grants a first priority security interest in all assets of the Company to Secured Party.

“Patent Collateral” shall mean all Patents and pending Patents, whether now owned or hereafter acquired by the Company that are associated with the Business.

“Patents” shall mean all patents and patent applications, including, without limitation, the inventions and improvements described and claimed therein together with the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, all income, royalties, damages and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, the right to sue for past, present and future infringements thereof, and all rights corresponding thereto throughout the world.

“Permitted Indebtedness” shall mean the Company’s existing secured indebtedness, liabilities and obligations as disclosed on Annex 4 hereto, any future capitalized leases, purchase money indebtedness or other indebtedness of the Company permitted under the Purchase Agreement and the Notes, including, but not limited to, Permitted Indebtedness (as defined under the Notes).

“Permitted Liens” shall mean (i) the Company’s existing liens as disclosed Annex 5 hereto, (ii) the security interests created by this Agreement, (iii) liens of local or state authorities for franchise, real estate or other like taxes, (iv) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts which are not more than 60 days past due, (v) liens for taxes which are not yet due and payable or are being contested in good faith and by appropriate proceedings, (vi) liens which do not materially affect the value of the Company’s property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (vii) liens pursuant to purchase money indebtedness that is associated with new equipment purchases, including, but not limited to, Permitted Liens (as defined under the Notes).

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“Secured Obligations” shall mean, collectively, the principal of and interest on the Notes issued or issuable (as applicable) by the Company and held by the Secured Party, and all other amounts from time to time owing to the Secured Party by the Company.

“Secured Party” shall mean Vapor Corp., its successors and assigns.

“Subsidiary” or “Subsidiaries” of the Company shall mean any entity whose equity interests are owned entirely by the Company.

“Trademark Collateral” shall mean all Trademarks, whether now owned or hereafter acquired by the Company that are associated with the Business. Notwithstanding the foregoing, the Trademark Collateral does not and shall not include any Trademark which would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Trademark Collateral.

“Trademarks” shall mean all trade names, trademarks and service marks, logos, trademark and service mark registrations, and applications for trademark and service mark registrations, including, without limitation, all renewals of trademark and service mark registrations, all rights corresponding thereto throughout the world, the right to recover for all past, present and future infringements thereof, all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together, in each case, with the product lines and goodwill of the business connected with the use of, and symbolized by, each such trade name, trademark and service mark.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Florida from time to time.

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the Secured Party that:

a.	the Company is the sole beneficial owner of the Collateral and no lien exists or will exist upon any Collateral at any time, except for Permitted Liens and the pledge and security interest in favor of the Secured Party created or provided for herein, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral;

b.	Except as set forth on Annex 2, the Company owns and possesses the right to use, and has done nothing to authorize or enable any other person to use, all of its Copyrights, Patents and Trademarks, and all registrations of its material Copyrights, Patents and Trademarks are valid and in full force and effect. Except as may be set forth in Annex 2 and except for Permitted Liens, the Company owns and possesses the right to use all material Copyrights, Patents and Trademarks, necessary for the operation of the Business;

c.	to the Company’s knowledge, (i) except as set forth in Annex 2 hereto, there is no violation by others of any right of the Company with respect to any material Copyrights, Patents or Trademarks, respectively, and (ii) the Company is not, in connection with the Business, infringing in any respect upon any Copyrights, Patents or Trademarks of any other person; and no proceedings have been instituted or are pending against the Company or, to the Company’s knowledge, threatened, and no claim against the Company has been received by the Company, alleging any such violation, except as may be set forth in said Annex 2, and except, in each case for matters which singly or in the aggregate could not reasonably be expected to have a material adverse effect upon the Company or the Collateral in the aggregate;

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d.	the Company does not own any material Trademarks registered in the United States of America to which the second sentence of the definition of Trademark Collateral applies; and

e.	Except in connection with Permitted Indebtedness and Permitted Liens, the Company has not and will not issue indebtedness which is secured by the Collateral to any third parties other than the Secured Party without the prior written approval of the Secured Party.

Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges, grants, assigns, hypothecates and transfers the Secured Party as hereinafter provided, a security interest in and lien upon all of the Company’s personal property and fixture property and other assets, whether now owned or hereafter acquired by or arising in favor of the Company, and all of the Company’s right, title and interest therein, whether now existing or hereafter coming into existence, and regardless of where located, except for the Excluded Collateral (all of the foregoing except the Excluded Collateral being collectively referred to herein as “Collateral”), including but not limited to the following types and items of property:

a.	all goods;

b.	all accounts, general intangibles and payment intangibles (each as defined in the Uniform Commercial Code), including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively “Accounts”);

c.	all instruments, all chattel paper, and all letters of credit (each as defined in the Uniform Commercial Code), including but not limited to those evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, and including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called “Instruments”);

d.	all inventory (as defined in the Uniform Commercial Code) and all goods obtained by the Company in exchange for such inventory (herein collectively called “Inventory”);

e.	all Intellectual Property and all other accounts or general intangibles of the Company not constituting Intellectual Property or Accounts;

f.	all equipment (as defined in the Uniform Commercial Code) (herein collectively called “Equipment”);

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g.	each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

h.	all documents of title (as defined in the Uniform Commercial Code) and other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called “Documents”);

i.	All deposit accounts;

j.	All securities and other investment property;

k.	all rights, claims and benefits of the Company against any person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any person storing or transporting such Inventory or Equipment; and

l.	all other tangible or intangible property of the Company, including, without limitation, all proceeds, products and accessions of and to any of the property of the Company described in Clauses (a) through (k) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said Clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

Section 4. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Secured Party as follows:

4.01 Delivery and Other Perfection. The Company shall:

a.	give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary (in the reasonable judgment of the Secured Party) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Secured Party to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, causing any or all of the stock collateral to be transferred of record into the name of the Secured Party or its nominee provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of Section 4.08 below;

b.	keep accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Secured Party may reasonably require in order to reflect the security interests granted by this Agreement;

c.	furnish to the Secured Party from time to time (no more frequently than annually, unless an Event of Default shall have occurred and shall be continuing,) statements and schedules further identifying and describing the Copyright Collateral, the Patent Collateral and the Trademark Collateral, respectively, and such other reports in connection with the Copyright Collateral, the Patent Collateral and the Trademark Collateral, as the Secured Party may reasonably request, all in reasonable detail;

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d.	permit representatives of the Secured Party, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Secured Party to be present at the Company’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications by the Company with respect to the Collateral, all in such manner as the Secured Party may reasonably require; and

e.	upon the occurrence and during the continuance of any Event of Default, upon request of the Secured Party, promptly notify each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Secured Party hereunder, and that any payments due or to beco me due in respect of such Collateral are to be made directly to the Secured Party.

4.02 Other Financing Statements and Liens. Except with respect to Permitted Indebtedness, Permitted Liens or as otherwise permitted under the Notes, without the prior written consent of the Secured Party, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Secured Party is not named as the sole secured party for the benefit of the Secured Party.

4.03 Special Provisions Relating to Certain Collateral.

a.	Intellectual Property.

(1)	For the purpose of enabling the Secured Party to exercise rights and remedies under Section 4.04 hereof at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Company hereby grants to the Secured Party, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Company) to use, assign, license or sublicense any of the Intellectual Property (other than the Trademark Collateral or goodwill associated therewith) now owned or hereafter acquired by the Company, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(2)	Notwithstanding anything contained herein to the contrary, so long as no Event of Default shall have occurred and shall be continuing, the Company will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Company. In furtherance of the foregoing, unless an Event of Default shall have occurred and is continuing, the Secured Party shall from time to time, upon the request of the Company, execute and deliver any instruments, certificates or other documents, in the form so requested, which the Company shall have certified are appropriate (in its judgment) to allow it to take any action permitted above (including relinquishment of the license provided pursuant to Clause (1) immediately above as to any specific Intellectual Property). Further, upon the payment in full of all of the Secured Obligations or earlier expiration of this Agreement or release of the Collateral, the Secured Party shall grant back to the Company the license granted pursuant to Clause (1) immediately above. The exercise of rights and remedies under Section 4.04 hereof by the Secured Party shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Company in accordance with the first sentence of this Clause (2).

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4.04 Events of Default, etc. During the period during which an Event of Default shall have occurred and be continuing:

a.	the Company shall, at the request of the Secured Party, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Secured Party and the Company, designated in its request;

b.	the Secured Party may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

c.	the Secured Party shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

d.	the Secured Party in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

e.	the Secured Party may, upon ten (10) Business Days’ prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Secured Party, or any of its respective agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Secured Party deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Secured Party or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. In the event of any sale, assignment, or other disposition of any of the Trademark Collateral, the goodwill of the Business connected with and symbolized by the Trademark Collateral subject to such disposition shall be included, and the Company shall supply to the Secured Party or its designee, for inclusion in such sale, assignment or other disposition, all Intellectual Property relating to such Trademark Collateral. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

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The proceeds of each collection, sale or other disposition under this Section 4.04, including by virtue of the exercise of the license granted to the Secured Party in Section 4.03(a)(1) hereof, shall be applied in accordance with Section 4.07 hereof.

4.05 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.04 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

4.06 Removals, etc. Without at least thirty (30) days’ prior written notice to the Secured Party or unless otherwise required by law, the Company shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at one of the locations identified in Annex 3 hereto or in transit from one of such locations to another; or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature page hereto.

4.07 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Secured Party under this Section 4, shall be applied by the Secured Party:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Secured Party and the fees and expenses of its agents and counsel, and all expenses, and advances made or incurred by the Secured Party in connection therewith;

Next, to the payment in full of the Secured Obligations in each case equally and ratably in accordance with the respective amounts thereof then due and owing to the Secured Party; and

Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 4, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

4.08 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Secured Party while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Secured Party is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 4 and taking any action and executing any instruments which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Secured Party shall be entitled under this Section 4 to make collections in respect of the Collateral, the Secured Party shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

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4.09 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall file such financing statements and other documents in such offices as the Secured Party may request to perfect the security interests granted by Section 3 of this Agreement; and without limiting the Company’s obligations with respect to perfection of the security interests, the Company hereby authorizes the Secured Party to file all such financing statements and other documents and, at Secured Party’s option, to describe the Collateral in any such financing statement as “all personal property.”

4.10 Termination. When all Secured Obligations shall have been paid in full, this Agreement shall terminate, and the Secured Party shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company and to be released and cancelled all licenses and rights referred to in Section 4.03(a)(1) hereof. The Secured Party shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the liens on the Collateral.

4.11 Expenses. The Company agrees to pay to the Secured Party all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 4, or performance by the Secured Party of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform upon reasonable notice, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Secured Party in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Agent secured under Section 3 hereof.

4.12 Further Assurances. The Company agrees that, from time to time upon the written request of the Secured Party, the Company will execute and deliver such further documents and do such other acts and things as the Secured Party may reasonably request in order fully to effect the purposes of this Agreement.

Section 5. Miscellaneous.

5.01 No Waiver. No failure on the part of the Secured Party or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

5.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Florida.

5.03 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be for (i) the Company at 4401 N.W. 167 Street, Miami, Florida 33055 Telephone: (305) 830-2900 Fax: 1-888-882-7095 and (ii) the Secured Party at 3001 Griffin Road, Dania Beach, Florida 33312, (Telephone: (888) 482-7671, Fax: (888) 882-7095. Any party hereto may from time to time change its address or facsimile number for notices under this Section by written notice to the other parties.

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5.04 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Secured Party. Any such amendment or waiver shall be binding upon the Secured Party and the Company.

5.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company and the Secured Party (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Secured Party).

5.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Facsimile and electronically (PDF) delivered signature pages shall have the same force and effect as original signature pages.

5.07 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

5.08 Entire Agreement. This Agreement (together which each Annex hereto) and the Purchase Agreement and Notes executed in connection herewith contain the entire agreement and understanding by and between the parties hereto with respect to the subject matter hereof and their resulting obligations to each other, as herein described; and they supersede all prior agreements and understandings between the parties to this Agreement relating to the subject matter hereof. No change or modification of this Agreement shall be valid or binding unless the same is in writing and signed by the party intended to be so bound. No waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the party against whom such waiver is sought to be enforced. Moreover, no valid waiver of any provision of this Agreement, at any time, shall be deemed to be a waiver of any other provision of this Agreement at such time, or shall be deemed to be a valid waiver of such provision at any other time.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

The “Company”:		The “Secured Party”:
VPR Brands, L.P.		Vapor Corp.

By:	/s/ Kevin Frija	By:	/s/ Jeff Holman
Name:	Kevin Frija	Name:	Jeffrey Holman
Title:	Chief Executive Officer	Title:	Chief Executive Officer

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ANNEX 1 - EXCLUDED COLLATERAL

None

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ANNEX 2 - EXCEPTIONS FOR COPYRIGHTS, PATENTS AND TRADEMARKS

None

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ANNEX 3 - LIST OF LOCATIONS

3001 Griffin Road, Dania Beach, FL 33312 and 4401 N.W. 167st, Miami, FL 33055

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ANNEX 4 - EXISTING SECURED INDEBTEDNESS

None

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ANNEX 5 - EXISTING LIENS

Secured Party	Assets Covered

None

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COMPOSITE EXHIBIT A

Forms of Notes

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